UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

     BROADVIEW NETWORKS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-142946	11-3310798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Westchester Avenue
 Rye Brook, NY 10573
(914) 922-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Amendment No. 1 to Credit Agreement
On June 30, 2016, the Company entered into Amendment No. 1 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of November 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among the Borrowers, the Lenders named therein and CIT Finance LLC, as administrative agent.  As a result of the Credit Agreement Amendment, the maturity date of the Company’s revolving credit facility was extended from May 15, 2017 to October 1, 2017.
The description of the Credit Agreement Amendment above does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.23.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

No.	Exhibit

10.23
Amendment No. 1 to the Credit Agreement, dated as of November 13, 2012, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., ARC Networks, Inc., BridgeCom Solutions Group, Inc., the Lenders named therein and CIT Finance LLC, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADVIEW NETWORKS HOLDINGS, INC.

Date: July 6, 2016	By:	/s/ Corey Rinker
Name: Corey Rinker
Title: Chief Finanical Officer, Executive Vice President, Treasurer and Assistant Secretary